UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2006

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Auxilium Pharmaceuticals, Inc. (“Auxilium” or the “Company”), Auxilium entered into that certain Research and Development Agreement, dated February 24, 2005, by and between Cobra Biologics Ltd (“Cobra”) and Auxilium (the “R&D Agreement”), and into that certain Process Development and cGMP Manufacture of Phase III CTM Agreement, dated June 28, 2005, by and between Cobra and Auxilium (the “Manufacturing Agreement”). Pursuant to the Manufacturing Agreement, Cobra commenced the processing, development, scale up and manufacture of the protein pharmaceutical AA4500 (“AA4500”) as a potential treatment of Peyronie’s Disease and Dupuytren’s Disease for Phase II/III clinical trials.

In furtherance of Auxilium’s AA4500 product development, Auxilium and Cobra terminated the Manufacturing Agreement and entered into that certain Exhibit No. 11 to the R&D Agreement, dated July 14, 2006, by and between Cobra and Auxilium (the “Amended Manufacturing Agreement”), pursuant to which Cobra will manufacture the remaining AA4500 batches needed for clinical trials and for any biological license application (“BLA”) to be filed under the United States Federal Food Drug and Cosmetic Act and related applicable regulations. The Amended Manufacturing Agreement replaces in its entirety and supersedes the Manufacturing Agreement.

The terms and conditions of the R&D Agreement are incorporated by reference into the Amended Manufacturing Agreement and, except to the extent specifically stated to the contrary in the Amended Manufacturing Agreement, provide the general terms and conditions that govern the obligations of Cobra and Auxilium with respect to the work performed by Cobra under the Amended Manufacturing Agreement. The terms and conditions of the R&D Agreement provide, among other things, that:

•	Subject to certain limited exceptions, neither party will use any of the confidential information of the other party other than for the performance of its obligation under the R&D Agreement, nor will it disclose or make available any of the other’s confidential information to anyone other than those of the receiving party’s employees, independent contractors or agents who reasonably need to know such confidential information in order to perform under the R&D Agreement;

•	Auxilium shall own all intellectual property and intellectual property rights that result from Cobra’s research and development efforts or that Cobra derives from any of Auxilium’s confidential information that Auxilium may provide to Cobra and Cobra will transfer all such intellectual property and intellectual property rights to Auxilium;

•	A grant of a power of attorney by Cobra to Auxilium to enforce its rights with respect to the transfer of intellectual property or intellectual property rights;

•	Subject to certain limitations, Auxilium will indemnify and hold Cobra, and each of its respective affiliates, officers, directors, employees and representatives, harmless from and against any and all claims, demands, investigations, suits or actions for any and all liability, losses, damages or expenses (including reasonable attorneys’ fees and costs of court) arising out of or related to the services performed by Cobra pursuant to the R&D Agreement, the negligence, bad faith or willful misconduct on the part of Auxilium, or a breach of any applicable law or regulation by Auxilium, or a material breach of the R&D Agreement by Auxilium; and

•	Subject to certain limitations, Cobra will indemnify and hold Auxilium, and each of its respective affiliates, officers, directors, employees and representatives, harmless from and against any and all claims, demands, investigations, suits or actions for any and all liability, losses, damages or expenses (including reasonable attorneys’ fees and costs of court) arising out of or related to the negligence, bad faith or willful misconduct on the part of Cobra, or a breach of any applicable law or regulation by Cobra, or a material breach of the R&D Agreement by Cobra.

The Amended Manufacturing Agreement sets forth specific services, timelines and amounts payable to Cobra by Auxilium for such specific services. The services to be provided by Cobra include, but are not limited to: (i) an engineering run, which has already been completed, and a stability program related to the engineering run; (ii) a current Good Manufacturing Practice (“cGMP”) run along with stability and validation services related to the cGMP run upon Auxilium’s request; (iii) three BLA runs along with stability and validation services related to the BLA runs upon Auxilium’s request; and (iv) providing documented evidence to Auxilium that the above listed processes will consistently produce a product meeting Auxilium’s product specification and quality attributes. As stated above, at the time of execution of the Amended Manufacturing Agreement, Cobra had completed an engineering run performed under the terms of the R&D Agreement and the Manufacturing Agreement. Auxilium paid Cobra approximately $480,000 as partial payment for services rendered in connection therewith. If all services under the Amended Manufacturing Agreement are completed, then Auxilium will pay Cobra an additional $5,100,000.

The Amended Manufacturing Agreement was effective as of April 1, 2006 and will expire on December 31, 2006. Under the terms of the Amended Manufacturing Agreement, Cobra and Auxilium shall agree on a quarterly estimate of all costs and related activities for each fiscal quarter. In furtherance of reaching agreement on such quarterly estimates, Cobra shall provide to Auxilium quarterly estimates of all costs expected to be incurred for services no later than 45 days before the beginning of each fiscal quarter.

Auxilium will be responsible for the cost of all raw materials required by Cobra to perform the services under the Amended Manufacturing Agreement. Cobra shall provide Auxilium with monthly lists of raw material purchases and monthly projections of raw materials to be purchased in the next 90 days. Auxilium is also responsible for the costs associated with providing Auxilium-produced tooling, gauges, machinery, measuring equipment, assembly equipment, capital equipment and associated spare parts required by Cobra to perform the services under the Amended Manufacturing Agreement.

Either party may terminate the Amended Manufacturing Agreement in the event of a material breach if such material breach is not cured by the breaching party within 30 days following written notice of such breach from the non-breaching party. Either party may immediately terminate the Amended Manufacturing Agreement if the other party becomes subject to bankruptcy or insolvency. Cobra may terminate the Amended Manufacturing Agreement for no reason with 120 days written notice to Auxilium if such termination is before September 1, 2006, and with 100 days written notice to Auxilium if such termination is after September 1, 2006. In the event that Auxilium terminates the Amended Manufacturing Agreement while either the cGMP run or any of the BLA runs are in progress, then in addition to any outstanding amounts yet to be paid for services already provided by Cobra, Auxilium shall pay Cobra the full price of the run which is in progress and a termination fee if such termination takes place without providing Cobra at least 120 days notice.

The foregoing is a summary description of certain terms of the Amended Manufacturing Agreement and the R&D Agreement and, by its nature, is incomplete. All readers are encouraged to read the entire text of the R&D Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005. In addition, the Company will file the Amended Manufacturing Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2006. All readers are encouraged to read the entire text of the Amended Manufacturing Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

Item 1.02 Termination of a Material Definitive Agreement.

As stated in “Item 1.01. Entry into a Material Definitive Agreement.” of this Report, the Amended Manufacturing Agreement replaces in its entirety and supersedes the Manufacturing Agreement. As such, the Company and Cobra have terminated the Manufacturing Agreement. All readers are encouraged to read the entire text of the Manufacturing Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The description of the Amended Manufacturing Agreement in “Item 1.01. Entry into a Material Definitive Agreement.” of this Report is incorporated into this Item 2.03 by reference. Such description is a summary of certain terms of the Amended Manufacturing Agreement and, by its nature, is incomplete. The Company will file the Amended Manufacturing Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2006. All readers are encouraged to read the entire text of the Amended Manufacturing Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: July 20, 2006	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer